SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:
                                               [  ] Confidential, for Use of the
[  ] Preliminary Proxy Statement                Commission Only (as Permitted by
                                                Rule 14a-6(e)(2))

[  ] Definitive Proxy Statement

[X] Definitive Additional Materials

[  ] Soliciting Material Pursuant to (S)240.14a-12

                           BIOMARIN PHARMACEUTICAL INC.
                 (Name of Registrant as Specified In Its Charter)

                                      N/A
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:


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                      [BioMarin Pharmaceutical, Inc. Letterhead]





Dear Stockholder,

We recently mailed proxy materials regarding the BioMarin Pharmaceutical Inc. Annual Meeting to be held on August 13, 2002. The proposed transaction to acquire all of the outstanding Glyko Biomedical Ltd. common shares and the election of six directors is very important, and according to our records your vote has not been received.

Your shares cannot be voted unless you give your specific instructions and sign, date, and return your proxy card.

BioMarin's Board of Directors recommends that stockholders vote "FOR" the transaction and the election of each of the nominees.

Your vote is extremely important. Please vote today, using the enclosed proxy card and return envelope.

Sincerely,

/s/ Kim R. Tsuchimoto
Kim R. Tsuchimoto
Vice President, Controller




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